Exhibit 99.1

Contact

Media/Analysts/Investors:

Sailash Patel

919.456.7814

sailash.patel@furiex.com

Furiex Stockholders Approve Acquisition by Actavis; Ukrainian Antimonopoly Committee Clears Proposed Merger

MORRISVILLE, N.C. (July 1, 2014) – The stockholders of Furiex Pharmaceuticals, Inc. (NASDAQ: FURX) voted today at a special meeting of stockholders to adopt the previously announced agreement and plan of merger, dated as of April 27, 2014, providing for the merger of Furiex with an entity now controlled by Forest Laboratories, LLC, a subsidiary of Actavis plc (NYSE: ACT). Actavis completed its acquisition of Forest Laboratories, Inc. on July 1, 2014. The votes cast by Furiex’s stockholders in favor of the proposal to adopt the merger agreement represented approximately 79.85% of Furiex’s issued and outstanding common stock entitled to vote as of May 29, 2014, the record date for the special meeting.

Furiex today also announced that it has received notice of clearance of the proposed merger from the Ukrainian Antimonopoly Committee.

The receipt of the approval of Furiex’s stockholders of the proposal to adopt the merger agreement and clearance by the Ukrainian Antimonopoly Committee satisfy two of the conditions to consummation of the proposed merger. The consummation of the merger remains subject to certain other closing conditions set forth in the merger agreement and discussed in detail in the definitive proxy statement filed with the U.S. Securities and Exchange Commission by Furiex on June 4, 2014 and supplemented on June 23, 2014, but is expected to occur in the near future.

About Furiex

Furiex Pharmaceuticals is a drug development collaboration company that uses innovative clinical development design to accelerate and increase value of drug development programs by advancing them through the drug discovery and development process in a cost-efficient manner. Our drug development programs are designed and driven by a core team with extensive drug development experience. Furiex collaborates with pharmaceutical and biotechnology companies and has a diversified product portfolio and pipeline with multiple therapeutic candidates, including one Phase III-ready asset, one compound in Phase III development, one compound which is with a partner pending regulatory approval in Japan, and four products on the market. Furiex’s mission is to develop innovative medicines faster and at a lower cost, thereby improving profitability and accelerating time to market while providing life-improving therapies for patients. For more information, visit www.furiex.com.

Safe Harbor for Forward-Looking Statements

This press release, in particular statements regarding the proposed transaction between an affiliate of Forest Laboratories, LLC (as successor to Forest Laboratories, Inc.) and Furiex, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Forest Laboratories, LLC or Furiex managements’ future expectations, beliefs, goals, plans or prospects, includes forward-looking statements that are based on certain beliefs and assumptions and reflect the current expectations of Furiex, Forest Laboratories, LLC, and their respective management. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes,” “anticipates,” “expects,” “continues,” “predict,” “potential,” “contemplates,” “may,” “will,” “likely,” “could,” “should,” “estimates,” “intends,” “plans” and other similar expressions are forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements involve known and unknown risks, assumptions and uncertainties that may cause actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements, and you should not place undue reliance on these statements. Some of the factors that could cause actual results to differ materially from current expectations are: the ability to consummate the proposed transaction; any conditions imposed on the parties in connection with the consummation of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement relating to the proposed transaction; Furiex’s ability to maintain relationships with employees and third parties following announcement of the proposed transaction; the ability of the parties to satisfy the conditions to the closing of the proposed transaction; the risk that the proposed transaction may not be completed in the time frame expected by the parties or at all; and the risks that are described from time to time in Furiex’s reports filed with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions. Furiex disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.